Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
VWR International, Inc:

We consent to the use of our reports included herein and to the reference to our firm under the headings “Experts” and “Selected Historical Financial Data” in the prospectus.  Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

 KPMG LLP

Philadelphia, Pennsylvania

August 27, 2004